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                                                                   EXHIBIT 10.94


                          WILLIAMS COMMUNICATIONS, LLC
                       WILLIAMS COMMUNICATIONS GROUP, INC.
                               ONE WILLIAMS CENTER
                                   SUITE 2600
                              TULSA, OKLAHOMA 74172

                                                          as of October 30, 2001

Bank of America, N.A., as Administrative Agent
Bank of America Plaza
901 Main St., 64th Floor
Dallas, TX 75202-3714

The Chase Manhattan Bank, as Syndication Agent
270 Park Avenue
New York, NY  10017

Salomon Smith Barney Inc., as Co-Documentation Agent
390 Greenwich Street
New York, NY 10013

Lehman Brothers, Inc., as Co-Documentation Agent
3 World Financial Center
200 Vesey Street
New York, NY 10281

Merrill Lynch & Co., Inc., as Co-Documentation Agent
World Financial Center
North Tower
250 Vesey Street
New York, NY 10281

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of September 8, 1999 (as amended, the "Credit Agreement"), among Williams Communications, LLC, as Borrower (the "Borrower"), Williams Communications Group, Inc., as Guarantor ("Holdings"), the lenders party thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), The Chase Manhattan Bank, as Syndication Agent, Salomon Smith Barney Inc. and Lehman Brothers, Inc., as Joint Lead Arrangers and Joint Bookrunners with respect to the Incremental Facility referred to therein, and Salomon Smith Barney Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., Inc., as Co-Documentation Agents. All capitalized terms used herein and not otherwise defined, and the term "subsidiary", shall have the meanings given to such terms in the Credit Agreement.

The execution and delivery of this letter agreement is a condition precedent to the effectiveness of Amendment No. 6 dated as of October 30, 2001 ("Amendment No. 6") to the Credit Agreement, and is being entered into pursuant to Section 4(A) of such Amendment No. 6.


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In consideration of the amendments to the Credit Agreement set forth in
Amendment No. 6 and for other good and valuable consideration the receipt of which is hereby acknowledged, each of the Loan Parties hereby agrees as follows:

         1. During the period (the "Negotiation Period") beginning as of October 19, 2001 and ending on the earlier of (i) January 15, 2002 and (ii) the effective date of the Seventh Amendment (as defined in Section 3(C) of Amendment No. 6), each of the Loan Parties shall not, and shall not permit any Unrestricted Subsidiary to:

                  (a) directly or indirectly redeem, purchase or otherwise acquire any notes or other indebtedness issued by Holdings, the Borrower or any of their subsidiaries or Affiliates, or

                  (b) directly or indirectly pay any cash dividends in respect of, or redeem, purchase or otherwise acquire, any Equity Interests of Holdings, the Borrower or any of their subsidiaries or Affiliates, or

                  (c) accept as payment on any account receivable or other obligation, any notes, indebtedness or Equity Interest issued by Holdings, the Borrower or any of their subsidiaries or Affiliates;

         provided, however, that Holdings, the Borrower and any Restricted Subsidiaries may engage in the following: (i) any intercompany transaction undertaken in the ordinary course of business between or among Holdings, the Borrower or any of their Restricted Subsidiaries to the extent such transaction is expressly permitted by the Credit Agreement; (ii) with the prior written consent of the Agents, the issuance of equity securities of Holdings in exchange or substitution for outstanding debt securities issued by and against Holdings or the Borrower; and (iii) to the extent such transactions are expressly permitted by the Credit Agreement (x) the publicly announced acquisition by the Borrower of the assets of iBEAM Broadcasting Corp ("iBeam"), which is currently a debtor before the United States Bankruptcy Court for the District of Delaware and related iBeam transactions, and (y) investments made during the Negotiation Period, in an amount not exceeding $12 million in the aggregate, in PowerTel Limited, Silica Networks, S.A. and Manquehue Net, S.A.

         2. During the Negotiation Period, the Borrower, Holdings and their subsidiaries shall fund their business and operations in accordance with the preliminary budget dated October 1, 2001; provided, however, that it is understood and agreed that the Borrower may request (and the Issuing Bank shall issue) Letters of Credit pursuant to, and in accordance with, the Credit Agreement for transactions in the ordinary course of the Borrower's business consistent with past practices and for purposes similar to those purposes for which the Borrower has obtained Letters of Credit in the past, provided, that in no event shall there be more than $15 million in face amount of Letters of Credit outstanding at any one time during the Negotiation Period.

         3. During the Negotiation Period (except as otherwise agreed to in writing by the Agents), each of the Loan Parties:

                  (a) shall not make any investment (including, without limitation, loans) in any Unrestricted Subsidiaries or any Foreign Subsidiaries, except as expressly provided in clause (iii)(y) of the proviso appearing in paragraph 1 above,

                  (b) shall cause the Unrestricted Subsidiaries to maintain at all times, all Unrestricted Subsidiaries' cash and cash equivalents in separate identifiable securities or


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                           deposit accounts and shall not permit any such cash
                           or cash equivalents to be commingled with any funds or other assets of any Loan Party,

                  (c) shall not permit any Unrestricted Subsidiary to conduct any business or make any investments that are not expressly permitted by the Credit Agreement; provided, that in no event shall any investment permitted by this paragraph 3(c) include any transaction prohibited by paragraph 1 above and provided, further, that any investment permitted by this paragraph 3(c) shall be subject to the limitation in paragraph 3(d) below, and

                  (d) shall not permit the Unrestricted Subsidiaries to hold at any time an aggregate amount in excess of $30 million of the items described in the following clauses (i) and (ii) (the "Permitted Basket"): (i) cash and cash equivalents plus (ii) the purchase price of all investments made on or after October 19, 2001 (the "New Investments"); it being understood that (w) there shall not be a default under this provision so long as any amounts in excess of such $30 million limit are remitted to the Borrower in compliance with the provisions of paragraph 4 below;
                           (x) the Permitted Basket shall not include any additional investment by Holdings, Borrower or any other Loan Party beyond the original $30 million; (y) nothing herein shall prevent the Unrestricted Subsidiaries from liquidating any New Investments held in the Permitted Basket to cash and reinvesting the proceeds thereof so long as the cash and cash equivalents plus the purchase price of all New Investments in the Permitted Basket shall not exceed $30 million at any time and any net loss from the liquidation of New Investments shall be charged against the Permitted Basket (it being further understood that Unrestricted Subsidiaries have no obligation to mark-to-market or otherwise value and recognize losses in respect of any New Investment that is not, in fact, liquidated); and (z) the Permitted Basket is to be used by the Unrestricted Subsidiaries for their operations and to make any investments permitted hereby and by the express terms of the Credit Agreement and that any cash, cash equivalents and proceeds of investments received after the date hereof shall be remitted to the Borrower pursuant to paragraph 4 below;

         provided, however, that subject to paragraph 4 below, the foregoing shall not prohibit the Borrower, Holdings and each other Restricted Subsidiary, to the extent expressly permitted by the Credit Agreement, from performing the obligations to pay interest and other amounts due and owing on and otherwise to comply with the requirements of the Structured Note Financing or of any debt securities issued by and outstanding against Holdings; provided, that Holdings shall cause WCG Note Trust to remit to the Borrower the amount of any payment made by Holdings to WCG Note Trust in excess of the amounts required by WCG Note Trust to perform and comply with its obligations in connection with the Structured Note Financing.

         4. During the Negotiation Period, in the event that either (a) the aggregate amount of cash and cash equivalents held by the Unrestricted Subsidiaries plus the aggregate amount of the purchase price of New Investments by the Unrestricted Subsidiaries in accordance with paragraph 3(d) above, exceeds $30 million minus the amount of any net loss charged against the Permitted Basket pursuant to paragraph 3(d) above or (b) any interest payment is made by Holdings and/or the Borrower to an Unrestricted Subsidiary that has purchased or otherwise holds indebtedness issued by Holdings and/or the Borrower or (c) any amount is required to be remitted to the Borrower pursuant to paragraph 3 above, then Holdings and/or the Borrower (as applicable) shall, within two (2) Business Days of any such event (x) cause Unrestricted Subsidiaries to remit to the


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         Borrower cash in the amount necessary so that the aggregate amount of cash and cash equivalents held by the Unrestricted Subsidiaries plus the aggregate amount of the purchase price of all New Investments by the Unrestricted Subsidiaries does not exceed $30 million minus the amount of any net loss charged against the Permitted Basket pursuant to paragraph 3(d) above and/or (y) cause the applicable Unrestricted Subsidiary to remit to the Borrower any such interest payment received by such Unrestricted Subsidiary or other amount required to be remitted to the Borrower, subject to the provisos at the end of paragraph 3 above. All cash received by the Borrower pursuant to the immediately preceding sentence shall be deposited by the Borrower in one or more Controlled Deposit Accounts (such term being used herein as defined in the Security Agreement).

         5. During the Negotiation Period, the Loan Parties shall provide to the Agents a written report, on a monthly basis, detailing any investments or any other uses of cash by each Unrestricted Subsidiary and including copies of account statements.

The Loan Parties hereby agree that in the event any Loan Party or Unrestricted Subsidiary shall fail to observe or perform any agreement set forth in this letter agreement, such event shall be an immediate Event of Default under the Credit Agreement not requiring any notice, lapse of time or other action on the part of any of the Agents or the Lenders; and the Administrative Agent and/or the Required Lenders may exercise any and all remedies it or they may have pursuant to any of the Loan Documents or other applicable law.

No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy under this letter agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by applicable law.

THIS LETTER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

Any provision of this letter agreement which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

No modification, amendment or waiver of any provision of this letter agreement, and no consent to any departure by any of the Loan Parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuing Bank and all of the Agents, and consented to by the Required Lenders; and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to, or demand on, any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances.

All references herein to any of the parties to this letter agreement shall be deemed to include the successors and assigns of such party; provided, however, that none of the Loan Parties may assign any of its rights or obligations hereunder without the prior written consent of the Agents, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Loan Parties which are contained herein shall inure to the benefit of each of the Lenders and to the successors and


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assigns of any of the Agents, the Issuing Bank and any of the Lenders. Each of
the Lenders is a third party beneficiary of this letter agreement.

This letter agreement shall be a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement. This letter agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or the letter agreement as a whole.

This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed signature page to this letter agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this letter agreement.

Each of the Loan Parties hereby represents and warrants that upon execution hereof by the Loan Parties, this letter agreement will constitute the legal, valid and binding obligation of the Loan Parties, enforceable in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

This letter agreement and Amendment No. 6 represent the entire agreement of the parties and the Lenders with regard to the subject matter hereof and thereof, and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter of this letter agreement and Amendment No. 6.

                                  Very truly yours,


                                  WILLIAMS COMMUNICATIONS, LLC


                                  By:  /s/ HOWARD S. KALIKA
                                      ------------------------------------------
                                      Name: Howard S. Kalika
                                      Title: Vice President and Treasurer


                                  WILLIAMS COMMUNICATIONS GROUP, INC.


                                  By:  /s/ HOWARD S. KALIKA
                                      ------------------------------------------
                                      Name: Howard S. Kalika
                                      Title: Vice President and Treasurer



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                                     SUBSIDIARY LOAN PARTIES:

                                     CRITICAL CONNECTIONS, INC.
                                     WCS COMMUNICATIONS SYSTEMS, INC.
                                     WCS, INC.
                                     WILLIAMS COMMUNICATIONS OF VIRGINIA, INC.
                                     WILLIAMS COMMUNICATIONS PROCUREMENT, L.L.C.
                                     WILLIAMS COMMUNICATIONS PROCUREMENT, LP
                                     WILLIAMS GLOBAL COMMUNICATIONS
                                          HOLDINGS, INC.
                                     WILLIAMS INTERNATIONAL VENTURES COMPANY
                                     WILLIAMS LEARNING NETWORK, INC.
                                     WILLIAMS LOCAL NETWORK, LLC
                                     WILLIAMS TECHNOLOGY CENTER, LLC
                                     WILLIAMS COMMUNICATIONS AIRCRAFT, LLC


                                     By:  /s/ HOWARD S. KALIKA
                                        ----------------------------------------
                                        Name: Howard S. Kalika
                                        Title: Vice President and Treasurer



ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A., as Administrative Agent and as Issuing Bank


By: /s/ JOHN W. WOODIEL III
   -------------------------------------------------
   Name:  John W. Woodiel III
   Title: Managing Director


THE CHASE MANHATTAN BANK, as Syndication
Agent and as Issuing Bank


By:      /s/ CONSTANCE M. COLEMAN
   --------------------------------------------------
   Name:  Constance M. Coleman
   Title: Vice President


SALOMON SMITH BARNEY INC.,
as Co-Documentation Agent


By:       /s/ JOHN P. JUDGE
    -------------------------------------------------
    Name:  John P. Judge
    Title: Vice President & Director


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LEHMAN BROTHERS, INC.,
as Co-Documentation Agent


By:       /s/ G. ANDREW KEITH
    -------------------------------------------------
    Name:  G. Andrew Keith
    Title: SVP


MERRILL LYNCH CAPITAL CORPORATION
as Co-Documentation Agent


By:       /s/ CAROL J.E. FEEZEY
    -------------------------------------------------
    Name:  Carol J.E. Feezey
    Title: Vice President